UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 19, 2010

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

As previously disclosed on February 1, 2010, Seagate Technology (“Seagate” or the “Company”) has decided to move its place of incorporation from the Cayman Islands to Ireland pursuant to a scheme of arrangement (the “Scheme of Arrangement”) under Cayman Islands law, which, upon effectiveness, will result in a newly formed Irish public limited company serving as the publicly traded parent of the Seagate group of companies. In this Current Report on Form 8-K, we refer to the transactions to be effected pursuant to the Scheme of Arrangement and the related transactions as the “Transaction.”

In connection with the Transaction, Seagate Technology International (“STI”) solicited consents (the “Consent Solicitation”) from the holders (the “Holders”) of its 10.00% Senior Secured Second-Priority Notes due 2014 (the “Notes”) to certain amendments (the “Proposed Amendments”) for the Indenture, dated as of May 1, 2009 (as amended, supplemented or otherwise modified, the “Indenture”), among STI, the Company, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Notes were issued. STI required consents from Holders representing not less than a majority in aggregate principal amount of Notes outstanding to adopt the Proposed Amendments. The Consent Solicitation expired on March 18, 2010. STI has received the requisite number of consents from Holders to adopt the Proposed Amendments.

Third Supplemental Indenture

On March 19, 2010, STI entered into the Third Supplemental Indenture with Seagate, the other guarantors party thereto and the Trustee (the “Third Supplemental Indenture”).

Pursuant to the Third Supplemental Indenture, (i) Seagate Technology was deleted from the definition of “Company” under the Indenture (except in the case of certain limited exceptions), (ii) Seagate Technology plc (“Seagate Ireland”) was added to the definition of “Company” under the Indenture (except in the case of certain limited exceptions), (iii) Seagate Technology was added to the definition of “Guarantor” under the Indenture and (iv) certain other changes were made to the definition of “Change of Control” under the Indenture.  In addition, the exception to the Indenture’s restriction on consolidations, mergers or sales of assets was amended to provide that Seagate Ireland and STI may enter into such transactions with any Person (as defined in the Indenture) if (i) either (a) Seagate Ireland or STI (as applicable) is the continuing Person or (b) the resulting, surviving or transferee Person is a validly existing corporation organized (or incorporated) in Ireland (in the case of Seagate Ireland), the Cayman Islands or the United States or any jurisdiction thereof and (ii) certain other conditions are met.

The Third Supplemental Indenture shall become effective upon (i) the cash fee being paid to all Holders that delivered valid consents on a timely basis relating to the Proposed Amendments and (ii) the Transaction occurring.

The description of the Third Supplemental Indenture contained herein is qualified in its entirety by reference to the Third Supplemental Indenture, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Third Supplemental Indenture, dated as of March 19, 2010, among Seagate Technology International, as issuer, Seagate Technology and the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee, amending and supplementing the Indenture, dated as of May 1, 2009, among Seagate Technology International, as issuer, Seagate Technology and the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

	By:	/s/ PATRICK J. O’MALLEY
	Name:	Patrick J. O’Malley
	Title:	Executive Vice President and Chief Financial Officer

Date: March 22, 2010

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